Exhibit 10.7

December 11, 2007

United Refining Energy Corp.

823 11th Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Maxim Group LLC

405 Lexington Ave.

New York, New York 10174

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and/or director of United Refining Energy Corp. (the “Company”), in consideration of Deutsche Bank Securities Inc. (“Deutsche Bank”) and Maxim Group LLC (“Maxim” and, collectively with Deutsche Bank, the “Representatives”) entering into a letter of intent (the “Letter of Intent”), to underwrite an initial public offering (the “IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1. If the Company solicits approval of its stockholders of an Extended Period or a Business Combination, the undersigned will: (i) vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the Public Stockholders, (ii) vote any shares of Common Stock acquired in or following the IPO or upon exercise of the Warrants acquired in the Private Placement in favor of the Extended Period and the Business Combination and (iii) all Insider Shares and all shares that may be acquired by it in or following the IPO or upon exercise of the Warrants acquired in the Private Placement for an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for perpetual existence of the Company in the event the Business Combination is approved.

2. (a) In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO or 30 months from the Effective Date in the event the Extended Period is approved by the Company’s stockholders (the later date being the “Termination Date”), the undersigned shall, in accordance with all applicable requirements of the Delaware General Corporation Law, take all action reasonably within his power to liquidate the Company and distribute all funds held in the Trust Account to the Public Stockholders as soon as reasonably practicable following the Termination Date in the manner and subject to the deductions set forth in the Prospectus. In addition, from and after the Termination Date, the undersigned will, in accordance with the Company’s Amended and Restated Certificate of Incorporation, take all action reasonably within his power to limit the Company’s activities to winding up its affairs and to dissolving the Company and liquidating the Trust Account.

(b) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby irrevocably: (i) waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the

Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, which Claim would reduce, encumber or otherwise adversely affect the amounts held in the Trust Account; and (iii) agrees that the undersigned will not seek recourse (legal, equitable or otherwise) against the Trust Account for any reason whatsoever. The undersigned hereby agrees that it shall promptly reimburse the Trust Account for any distribution of amounts in the Trust Account received by the undersigned in respect of its Shares. For clarity, the undersigned may receive distributions from the Trust Account in respect of IPO Shares.

3. In order to minimize potential conflicts of interest that may arise from multiple affiliations, and subject to the Right of First Refusal and Corporate Opportunities Agreement as described in the Prospectus, the undersigned agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire an operating business or related assets, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, but subject, in each case, to any pre-existing fiduciary obligations the undersigned might have, which fiduciary obligations are disclosed to the Company’s board of directors prior to the Effective Date.

4. Other than as set forth in Section 3 above, the undersigned acknowledges and agrees that the Company will not consummate any Business Combination involving a company affiliated with any of the Insiders, unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Representatives that the Business Combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. The undersigned agrees that neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation payable by the Company in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow his Insider Shares, if any, for the period commencing on the Effective Date and ending on the earlier to occur of (i) three years from the date of the Prospectus and (ii) one (1) year following the consummation of a Business Combination, in each case subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be the Chief Financial Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution and liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Representatives and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire furnished to the Company and the Representatives is true and accurate in all respects. The undersigned further represents and warrants to the Company and the Representatives that:

(a) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two (2) years prior to the date hereof;

(b) The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(d) The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; and

(f) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

9. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as the Chief Financial Officer of the Company.

10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representatives and their legal representatives or agents (including any investigative search firm retained by the Representatives) any information they may have about the undersigned’s background and finances (the “Information”). Neither the Representatives nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11. As used herein: (i) a “Business Combination” shall mean an acquisition, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the registration statement relating to the IPO, of an operating business selected by the Company; (ii) “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company; (iii) “Extended Period” shall mean the extension of the Company’s corporate existence from 24 months to 30 months pursuant to the Company’s Amended and Restated Certificate of Incorporation; (iv) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all of the shares of Common Stock owned by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (vii) “Private Placement” shall mean the private placement of 15,600,000 warrants of the Company prior to the IPO; (viii) “Prospectus” shall mean the prospectus contained in the registration statement relating to the IPO; (ix) “Public Stockholders” shall mean the holders of the securities issued by the Company in the IPO; and (x) “Trust Account” means the trust account in which the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the Prospectus.

12. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

Name: James E. Murphy

/s/ James E. Murphy
Signature

EXHIBIT A